Exhibit 99.1

Media Contact: Phyllis Burgee, Director Communications: Tel: +1 630-322-6093 E-mail: phyllis.burgee@rrd.com

Investor Contact: Dave Gardella, Senior Vice President Finance: Tel: +1 312-326-8155 E-mail: david.a.gardella@rrd.com

RR DONNELLEY ANNOUNCES CHIEF EXECUTIVE OFFICERS AND BOARD LEADERSHIP OF FUTURE INDEPENDENT COMPANIES

These Executive Teams Will Bring Expertise, Experience

and Leadership To Three Industry Leading Companies

CHICAGO, March 24, 2016 — R. R. Donnelley & Sons Company (Nasdaq:RRD) announced today the appointments of the Board leadership and Chief Executive Officers of LSC Communications, Inc., Donnelley Financial Solutions, Inc. and R. R. Donnelley & Sons Company to be effective as of the consummation of the previously announced spinoff transactions which the Company expects to complete in October 2016.

LSC Communications - will be an approximately $3.5 billion company with over 20,000 employees worldwide that will serve the needs of publishers, merchandisers and retailers with innovative product, service and technology offerings that combine print, e-services, warehousing, fulfillment and supply chain management to increase speed to market, reduce costs and improve efficiencies.

•	Thomas J. Quinlan III will be Chairman and Chief Executive Officer. Mr. Quinlan has been RRD’s President and CEO since April 2007. He joined RRD in 2004 and has served in various finance and operations capacities including as Chief Financial Officer. Prior to that time, Mr. Quinlan served in various finance positions at World Color Press, Inc., Walter Industries, Marsh & McLennan and Kidder Peabody. Mr. Quinlan has been a director of RRD since 2007. Mr. Quinlan holds an MBA from St. John’s University and a BS in Business Administration from Pace University.

•	Judith H. Hamilton will be Lead Director of the Board of Directors. Ms. Hamilton is the Former President and CEO of Classroom Connect Inc., a provider of materials integrating the Internet into the education process. She also served as President and CEO of FirstFloor Software, an Internet software publisher and as CEO of Dataquest, a market research firm for technology. Ms. Hamilton has served on many public and private company boards including Novell, Inc. and Software.com. Ms. Hamilton has been a director of RRD since 1995 and currently serves as the Chair of the Board’s Governance, Responsibility & Technology Committee.

Donnelley Financial Solutions – will be an approximately $1 billion financial communications, data services and language solutions company with over 3,000 employees worldwide specializing in producing, distributing and translating documents and electronic communications to support customers in the global capital, compliance and investment markets.

•	Daniel N. Leib will be Chief Executive Officer. Mr. Leib has served as RRD’s Executive Vice President, Chief Financial Officer since May 2011. He joined RRD in 2004 and has served in various capacities in financial management, corporate strategy and investor relations. Prior to that time, Mr. Leib served in various financial management, corporate strategy and investor relations positions at The Interpublic Group of Companies, Sears, Roebuck & Company and Dun & Bradstreet Corporation. Mr. Leib started his career as a technology consultant at Andersen Consulting LLP. Mr. Leib holds an MBA from New York University and a BS from the University of Illinois.

•	Richard L. Crandall will be Chairman of the Board of Directors. Mr. Crandall is the Founder and Chairman of Enterprise Software Roundtable, a CEO roundtable for the software industry, and as a founding Managing Director of Arbor Partners, a technology venture capital firm. Mr. Crandall has also been a technology advisor to the U.S. Chamber of Commerce and a founder of Comshare, Inc., a decision support software company, where he served as CEO for 24 years and Chairman for three years. Mr. Crandall has been involved in leadership roles, including having served as Chairman of Giga Information Group, a technology advisory firm and Novell. He currently serves on the boards of Diebold, Inc., Pelstar LLC and several tech ventures. Mr. Crandall has been a director of RRD since 2012 and currently serves on the Board’s Governance, Responsibility & Technology Committee.

R. R. Donnelley & Sons Company – will be an approximately $7 billion global communications management company with over 42,000 employees worldwide and an unparalleled portfolio of capabilities, experience and scale that helps organizations efficiently execute their multichannel communication strategies.

•	Daniel L. Knotts will be Chief Executive Officer. Mr. Knotts has served as RRD’s Chief Operating Officer since January 2013 which role includes responsibility for RRD’s global business performance inclusive of sales, marketing, operations, information technology, research & development, digital solutions, strategic sourcing and environmental, health and safety worldwide. He joined RRD in 1986 and has served in various capacities in operations, finance and sales management. Mr. Knotts holds an MBA from Ashland University and a BA from Kent State University.

•	John C. Pope will be Chairman of the Board of Directors. Mr. Pope is the Chairman of PFI Group, LLC, a private investment company and served as President and Chief Operating Officer of UAL Corporation and United Airlines. He has been Chairman of Waste Management, Inc. and MotivePower Industries. Mr. Pope has served on many public and private company boards including Con-Way, Inc., Moore Wallace Incorporated, Kraft Foods Group, Inc., Dollar Thrifty Automotive Group, Inc. and Navistar International Corporation. Mr. Pope has been a director of RRD since 2004 and currently serves as its Chairman and as a member of the Audit Committee.

Until the spinoff transactions are complete, the management structure of RRD will remain in place. The spinoff transactions are subject to certain conditions, including, among others, obtaining final approval from the Board of Directors of RRD, receipt of a favorable opinion and/or rulings from the Internal Revenue Service with respect to the tax-free nature of the transactions for U.S. federal income tax purposes and the effectiveness of the Form 10 filings with the Securities and Exchange Commission (SEC).

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley’s innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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